                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                                [Amendment No. ]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                                MARITRANS, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           JOHN C. NEWCOMB, Secretary
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

(LOGO) MARITRANS

       One Logan Square
       Philadelphia, PA 19103
       215-864-1200
       800-523-4511

March 29, 1996

Dear Fellow Maritrans Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Maritrans Inc. (the "Company"), which will be held on Wednesday, May 8, 1996 at 10 a.m., local time, in the offices of Morgan, Lewis & Bockius LLP, 20th Floor, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103.

   We plan to review the business and finances of the Company as well as answer stockholder questions. The only business matter to be considered and voted upon at the meeting will be the election of two directors to serve for three year terms, as more specifically discussed in the attached Proxy Statement. Also, attached you will find the Notice of the Annual Meeting and your Proxy Form.

   It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed Proxy Form and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your instructions. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

   We look forward to seeing you in person on May 8, 1996.

Sincerely,

/s/ Stephen A. Van Dyck
--------------------------------
Stephen A. Van Dyck
Chairman of the Board

                                MARITRANS INC.
                               ONE LOGAN SQUARE
                            PHILADELPHIA, PA 19103
                                    ------

                        NOTICE OF 1996 ANNUAL MEETING
                               OF STOCKHOLDERS

                            TO BE HELD MAY 8, 1996
                                    ------

   The Annual Meeting of Stockholders of Maritrans Inc., a Delaware corporation, will be held in the offices of Morgan, Lewis & Bockius LLP, 20th Floor, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 on Wednesday, May 8, 1996 at 10:00 a.m. local time, and any adjournments or postponements thereof for the purpose of considering and voting upon the following matters:

       1. The election of two directors to serve for three (3) year terms; and
       2. The transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

   The close of business on March 12, 1996 has been fixed as the date of record for determining stockholders of the Company entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof.

   Your attention is invited to the accompanying Proxy Statement which forms a part of this Notice. Your vote is important. Stockholders are respectfully requested by the Board of Directors to complete and sign the accompanying Proxy Form and return it to the Company in the enclosed, postage-paid envelope, whether or not you plan to attend the meeting. If you attend the meeting, you may revoke your proxy, if you wish, and vote in person.

                                         By Order of the Board of Directors


                                         John C. Newcomb
                                         Secretary

Philadelphia, Pennsylvania
March 29, 1996

                                MARITRANS INC.
                               ONE LOGAN SQUARE
                            PHILADELPHIA, PA 19103
                                    ------

                        NOTICE OF 1996 ANNUAL MEETING
                               OF STOCKHOLDERS

                            TO BE HELD MAY 8, 1996
                                    ------

                               PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Maritrans Inc. (hereinafter called the "Company") for use at the 1996 Annual Meeting to be held on Wednesday, May 8, 1996 at 10 a.m., local time, in the offices of Morgan, Lewis & Bockius LLP, 20th Floor, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103. Each proxy which is properly executed and returned in time for use at the meeting will be voted at the Annual Meeting and any adjournments or postponements thereof in accordance with the choice specified. Each proxy may be revoked by the person giving the same at any time prior to its exercise by notice in writing received by the Secretary.

   The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by means of follow-up letter, telephone or telegram by officers and employees of the Company, who will not be specially compensated for such services. Proxy forms and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties, upon request, for reasonable expenses incurred by them in connection with such distribution.

   The Proxy Statement and the enclosed Proxy Form are first being mailed to stockholders on or about April 1, 1996. The address of the principal executive offices of the Company is: Maritrans Inc., One Logan Square, 26th Floor, Philadelphia, Pennsylvania 19103.

   The Company's annual report to stockholders for the year ended December 31, 1995, including audited financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.

                   MATTERS TO BE ACTED UPON AT THE MEETING

   As indicated in the Notice of Meeting, at the Annual Meeting two directors will be elected to serve for three-year terms. The other four members of the Board of Directors who are not standing for election at the meeting, because their terms have not expired, will continue to serve on the Board.

                            VOTING AT THE MEETING

   Holders of the shares of the Company's Common Stock, $.01 par value ("Common Stock"), of record at the close of business on March 12, 1996, are entitled to vote at the meeting. As of that date 11,685,199 shares of the Common Stock were outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum.

   The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to take action with respect to any other matter as may be properly brought before the meeting.

   With regard to the election of a director, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

   Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of directors if they have not received instructions from a beneficial owner. A failure by brokers to vote shares will have no effect in the outcome of the election of a director because such shares will not be considered shares present and entitled to vote with respect to such matters.

   Shares cannot be voted at the meeting unless the holder of record is present in person or represented by proxy. The enclosed Proxy Form is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed Proxy Form will be voted at the meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Form; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matter) in accordance with their best judgment.

   Execution of the accompanying Proxy Form will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the meeting, or by executing a later-dated proxy that is received by the Company before the meeting.

   Your proxy vote is important to the Company. Accordingly, you are asked to complete, sign and return the accompanying Proxy Form whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent (American Stock Transfer and Trust Company) in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                            ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms of office.

   The Board currently is comprised of six directors serving staggered terms of office. The term of two current directors, Dr. Craig E. Dorman and Eric H. Schless, will expire at the 1996 Annual Meeting. The Board of Directors has nominated Dr. Dorman and Mr. Schless for election as directors of the Company for terms of office which would expire in 1999. The remaining four directors will continue to serve in accordance with their prior election.

   Unless instructed otherwise, the persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies FOR the nominees listed below. The nominees have agreed to serve if elected. The two directors are to be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote.

   If for any reason not presently known, the nominees, or either of them, are not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve as provided by the Company's By-Laws.

   The Board of Directors recommends a vote FOR each of the nominees:

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINEES

   Section 4.13(b) of the Company's By-Laws provides that any stockholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors with certain exceptions. This notice must contain or be accompanied by the following information:

       (a) the name of the stockholder who intends to make the nomination;

       (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
       (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had proxies been solicited with respect to the nominee by the management or Board of Directors of the Company;
       (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and
       (e) the consent of each nominee to serve as a director of the Company.

   Pursuant to the above requirements, appropriate notices in respect of nominations for directors must be received by the Secretary of the Company no later than April 25, 1996.

                 INFORMATION REGARDING NOMINEES FOR ELECTION
               AS DIRECTORS AND REGARDING CONTINUING DIRECTORS

   The information provided herein is as to personal background has been provided by each director and nominee as of March 8, 1996.

NOMINEES FOR ELECTION AT THE 1996 ANNUAL MEETING FOR TERMS EXPIRING IN 1999

Dr. Craig E. Dorman............  Dr. Dorman is serving as Chief
                                 Scientist/Technical Director, Office of
                                 Naval Research, Europe on an
                                 Intergovernmental Personnel Act assigment from Pennsylvania State University where he serves as Senior Scientist, Applied Research Lab. From 1993 until mid-1995, he served as Deputy Director Defense Research and Engineering for Laboratory Management, U.S. Department of Defense, on an
                                 Intergovernmental Personnel Act assignment from Woods Hole Oceanographic Institution. He was Director and Chief Executive Officer of Woods Hole Oceanographic Institution from 1989 until 1993. From 1962 to 1989, Dr.
                                 Dorman was an officer in the U.S. Navy, most recently Rear Admiral and Program Director for Anti-Submarine Warfare. He is a member of the Company's Audit and Compensation Committees of the Board of Directors. Dr. Dorman is 55.

Eric H. Schless................  Mr. Schless has been Managing Director,
                                 Investment Banking Department, Head of
                                 Transportation Group, of Schroder Wertheim &
                                 Co., New York, NY since 1994. From 1985 to
                                 1994, Mr. Schless was a member of the
                                 Investment Banking Department, Wheat First
                                 Securities Inc., Richmond, VA, reaching the position of Managing Director. Mr. Schless is 41.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1997

Stephen A. Van Dyck............  Mr. Van Dyck has been Chairman of the Board and Chief Executive Officer of the Company and its predecessor since April 1987. For the previous year, he was a Senior Vice President -- Oil Services, of Sonat Inc. and Chairman of the Boards of the Sonat Marine Group, another predecessor, and Sonat Offshore Drilling Inc. For more than five years prior to April 1986, Mr. Van Dyck was the President and a director of the Sonat Marine Group and Vice President of Sonat Inc. Mr. Van Dyck is a member of the Board of Directors of Amerigas Propane, Inc. Mr. Van Dyck is also the Chairman of the Board and a director of the West of England Ship

                                 Owners Mutual Insurance Association
                                 (Luxembourg), a mutual insurance association. He is a member of the Company's Finance (Chairman) and Nominating Committees of the Board of Directors. See "Certain Transactions." Mr. Van Dyck is 52.

Dr. Robert E. Boni.............  Dr. Boni retired as Chairman of Armco Inc., a steel, oil field equipment and insurance corporation on November 30, 1990. Dr. Boni became Chief Executive Officer of Armco Inc. in 1985 and Chairman in 1986. He served as Non-Executive Chairman of the Board of and consultant for Alexander & Alexander Services Inc., an insurance services company, during 1994 and as a consultant for that company during January 1995. He is a member of the Company's Compensation (Chairman), Audit and Finance Committees of the Board of Directors. Dr. Boni is 68.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1998

James H. Sanborn...............  Mr. Sanborn is a principal in Polaris
                                 Associates, maritime consultants. He was
                                 Executive Vice President of the Company and its predecessor since April 1987, until his retirement in December 1993. Prior to April 1987, he was President of the Sonat Marine Group, another predecessor, a position he held since April 1986. Prior to this position, he served as Vice
                                 President-Operations and Vice President -
                                 East Coast Group of the Sonat Marine Group.
                                 Mr. Sanborn was employed in various
                                 capacities by the Company and its
                                 predecessors since 1978. He is Chairman of the Company's Nominating Committee of the Board of Directors. Mr. Sanborn is 58.

Robert J. Lichtenstein.........  Mr. Lichtenstein has been a partner in the law firm of Morgan, Lewis & Bockius LLP
                                 since 1988. He is a member of the Company's
                                 Finance and Nominating Committees of the Board of Directors. See "Certain Transactions -- Other". Mr. Lichtenstein is 48.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1996:

                                            Shares
                                         Beneficially     Percent           Voting Power             Investment Power
Name and Address of Beneficial Owner        Owned         Of Class       Sole        Shared         Sole         Shared
------------------------------------    --------------   ----------    ---------   -----------   -----------   -----------
The Goldman Sachs Group, L.P.  ......     1,778,100        15.22%            0     1,778,100              0     1,778,100
 and Goldman Sachs & Co.
 85 Broad Street
 New York, NY 10004

Vanguard/Windsor Fund Inc.  .........       954,000         8.16%      954,000             0              0       954,000
 P.O. Box 2600
 Valley Forge, PA 19482

Wellington Management Company  ......       954,000         8.16%            0             0              0       954,000
 75 State Street
 Boston, MA 02109

Vanguard/Windsor Fund Inc. and
  Wellington Management Company, its
  investment manager, have each filed
  Schedule 13G's to disclose their
  holdings in the Company, which
  relate to the same shares.

Ingalls & Snyder LLC  ...............     1,606,050        13.74%       98,350             0      1,606,050             0
 61 Broadway
 New York, NY 10006


All the information in the table is presented in reliance on information disclosed by the named individuals and groups in Schedule 13Gs, filed with the Securities and Exchange Commission.

   The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director of Maritrans Inc., by each executive officer named in the Summary Compensation Table under "EXECUTIVE COMPENSATION," and by all directors and executive officers of Maritrans Inc. and its subsidiaries, as a group, as of March 1, 1996.

                                                      Shares Beneficially
                                                             Owned(1)
                                                      ----------------------
Name                                                    Number      Percent
---                                                    ---------   ---------
Stephen A. Van Dyck  ...............................    174,095         1.48%
Dr. Robert E. Boni(2)  .............................      4,255             *
Dr. Craig E. Dorman  ...............................      1,532             *
Robert J. Lichtenstein(3)  .........................      3,049             *
James H. Sanborn  ..................................     67,441             *
Eric H. Schless  ...................................          0             *
Edward R. Sheridan  ................................     15,683             *
Gary L. Schaefer  ..................................     27,350             *
Francis D. Bailey  .................................      2,583             *
John C. Newcomb  ...................................     23,532             *
All directors and executive officers as a group (15
  persons) .........................................    332,244         2.82%

------
* less than one percent

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all Common Stock owned by such person.

(2) Dr. Boni has shared investment power with his wife.

(3) Mr. Lichtenstein has shared investment power with his wife.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable within 60 days of December 31, 1995, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Shares which carry restrictions as to vesting and shares subject to options currently exercisable within 60 days of December 31, 1995, are considered beneficially owned with respect to this table.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   There were five Board of Directors meetings and twelve Board of Directors Committee meetings during fiscal 1995. Each director attended 100% of the combined number of meetings of the Board of Directors and committees thereof on which he served.

   The Board of Directors has established standing Audit, Compensation, Finance and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Information Regarding Nominees for Election as Directors and Regarding Continuing Directors."

   The Audit Committee, presently consisting of two non-employee directors, met three times in 1995, and ordinarily meets three times annually. The members are appointed annually by the Company's Board of Directors. The Committee has responsibility for recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the audited financial results for the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and Company management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial methods and controls.

   The Compensation Committee, presently consisting of two non-employee directors, met four times in 1995. The Compensation Committee is required to meet twice annually. Members are appointed annually by the

Company's Board of Directors. The primary duties of the Compensation Committee are annually reviewing and recommending to the Board of Directors, for final approval, the total compensation package for all executive management employees of the Company (executive management employees are defined as positions at the vice president level and above); annually reviewing and approving the general compensation policy and practice for all other employees of the Company and subsidiaries; administering the Equity Compensation Plan; considering and recommending to the Board of Directors, when appropriate, amendments or modifications to existing compensation and employee benefit programs and adoption of new plans; evaluating the performance of the Company's Chief Executive Officer against pre-established criteria and reviewing with him the performance of the senior officers who report to him.

   The Finance Committee, consisting of two non-employee directors and the Company's Chairman, met three times during 1995. The members are appointed annually by the Company's Board of Directors. The primary duties and responsibilities of the Finance Committee include: periodically reviewing the amounts and nature of financings available to the Company and subsidiaries; monitoring the status of the Company's existing financings, lines of credit and letters of credit; making recommendations to the Board of Directors with respect to any existing or proposed financing involving the Company or any subsidiary; and reviewing and monitoring the Company's investment policy and practices, including without limitation, with respect to the assets of the Retirement and Profit Sharing and Savings Plans.

   The Nominating Committee, consisting of two non-employee directors and the Company's Chairman, was formed in 1995 and met two times in 1995. The chair of the committee shall be a non-employee director, as shall be a majority of its members. The members are appointed annually by the Company's Board of Directors. The primary duties and responsibilities of the Nominating Committee include: annually determining and recommending to the Board the slate of nominees to be members of the Board that will be submitted to and voted upon by the stockholders; determining and recommending to the Board that individual who is to be elected by the Board as a member to fill a vacancy; annually determining and recommending to the Board those directors who are to serve as members of the various committees of the Board and recommending chairs of each of the committees; periodically consider the size of the Board and, when appropriate, recommend changes to the Board; and periodically evaluate the standing committees of the Board and, when appropriate, recommend deletion or creation of additional committees.

                      EXECUTIVE OFFICERS OF THE COMPANY

   See "Information Regarding Nominees For Election As Directors And Regarding Continuing Directors" for information concerning Mr. Van Dyck, an employee-director of the Company.

   Mr. Bailey was named President of the Eastern Division of the Operating Partnership in June 1995. Previously, Mr. Bailey was Vice President, Sales and Marketing, ASB Meditest (August 1991 to June 1995); and President, Envirobusiness (March 1990 to May 1991).

   Mr. Sheridan was named President of the Distribution Services Division of the Operating Partnership (since incorporated as a subsidiary of the Company) in February 1993. He previously held various positions with Star Enterprise and Texaco since 1963.

   Mr. McCreary was named President of the Gulf Division of the Operating Partnership in May 1995. Previously Mr. McCreary was Vice President, Operations and Engineering, Canal Barge Lines (1990-May 1995).

   Mr. Schaefer has served as Chairman and President of Maritank Inc. and its operating affiliates, Maritank Philadelphia Inc. and Maritank Maryland Inc., since August 1994. He served as Vice President, Chief Financial Officer and Treasurer of Maritrans Inc. between April 1993 and March 1996. Prior to 1993, Mr. Schaefer was Vice President, Chief Financial Officer and Treasurer of Maritrans GP Inc. Prior to 1990, Mr. Schaefer was Vice President, Controller and Treasurer of Maritrans GP Inc. He held a similar position with the Sonat Marine Group since 1986. Prior to this position, Mr. Schaefer was Assistant Vice President and Controller. Mr. Schaefer has been employed in various capacities by Maritrans or its predecessors since 1976.

   Mr. York was named President of the Inland Division of the Operating Partnership in May 1993. Previously, Mr. York was continuously employed since 1985 by the Company or its predecessors in various capacities including Manager, Market Planning; Manager, Corporate Planning; and Business Leader (Information Services).

   Ms. Smallacombe was named President of the Business Services Division of the Company in May 1995. Previously, Ms. Smallacombe was continuously employed by the Company or its predecessors in various capacities since 1982.

Mr. Deas was named Vice President, Chief Financial Officer and Treasurer of Maritrans Inc. in March 1996. Previously, he was Assistant Treasurer (since
1988) of, or held various financial and other positions with, Scott Paper Company since 1978.

Mr. Newcomb has been Vice President, General Counsel and Secretary of Maritrans Inc. since April 1993, and previously held these titles with Maritrans GP Inc. since 1987. He held similar positions with the Sonat Marine Group since 1981. Mr. Newcomb has been employed in various capacities by Maritrans or its predecessors since 1975.

Mr. Bromfield has been Controller of Maritrans Inc. since April 1993, and previously held that title with Maritrans GP Inc. since February 1992. Previously, Mr. Bromfield was Assistant Controller. He held a similar position with the Sonat Marine Group since October 1986. Mr. Bromfield has been employed in various capacities by Maritrans or its predecessors since 1981.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

   During fiscal 1995, pursuant to its compensation policy for outside directors, the Company paid outside directors $1,000 for each Board of Directors meeting attended and $500 for each Board of Directors committee meeting attended, plus expenses. In addition, the outside directors received Board of Directors annual retainer fees totalling $18,000 each, of which one-half is paid in Common Stock of the Company. Each outside director also received a retainer of $1,000 for each Board of Directors committee on which he served. Aggregate directors fees paid in 1995 for Board of Directors meetings and Board of Directors Committee meetings amounted to $104,500.

EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by the Chief Executive Officer, the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries in 1995, 1994, and 1993.

                          SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                           Compensation
                                                                                    --------------------------
                                                     Annual Compensation                              Awards-
                                           --------------------------------------    Restricted    Securities
                                                                     Other Annual       Stock      Underlying      All Other
                                              Salary       Bonus     Compensation      Awards        Options      Compensation
 Name and Principal Position      Year         ($)         ($)          ($)(1)         ($)(4)          (#)           ($)(2)
 ----------------------------   ---------   ---------    ---------   -------------  ------------  ------------    -------------
Stephen A. Van Dyck(5)            1995       275,600     118,370                       21,482         43,559         20,834
Chairman of the Board             1994       287,462     116,441                                      37,217         11,414
and Chief Executive               1993       303,464     128,807         4,770                       168,827         16,917
Officer

Edward R. Sheridan(5)             1995       160,000      54,976                        5,608         11,362         42,577
President, Maritrans              1994       160,000      54,080                                      14,145         39,897
Distribution Services Inc.        1993(3)    144,616      68,617                                      44,058

Gary L. Schaefer(5)               1995       124,098      44,576                        6,188         12,540          8,096
Chairman and President,           1994       124,098      28,994                                      10,500          6,232
Maritank Inc.                     1993       124,098      40,774         1,632                        23,249          5,316

Francis D. Bailey                 1995(3)     97,294      59,296                       15,498         29,447
President, Eastern Division-
Operating Partnership

John C. Newcomb(5)                1995       125,572      21,475                        2,306          4,677          8,122
Vice President, General           1994       124,105      27,964                                       3,545          5,887
Counsel and Secretary             1993       118,196      31,644         1,712                        16,867          4,835

------
(1) Amounts shown in this column represent reimbursements for taxes paid by such executive officers for health, life, and insurance benefits received during 1993.
(2) Amounts shown in this column represent, as applicable, Company contributions under the Maritrans Inc. Profit Sharing and Savings Plan, accruals under the Excess Benefit Plan, insurance premiums, and supplemental retirement arrangements paid pursuant to such officers' employment agreement. See "Certain Transactions."
(3) Year of hire.
(4) The shares granted carry restrictions, which restrictions lapse based on performance of the Company's share price, or after the passage of seven years.
(5) These officers were granted awards in 1993 under the Company's Long-Term Incentive Plan which value is determined pursuant to a formula, based on average pre-tax earnings of the Company. These awards will be paid out in March and September of 1996, and, as applicable, will be included in the Summary Compensation Table for the year ended December 31, 1996.

OPTION GRANTS IN 1995

   The following table sets forth certain information concerning options granted during 1995 to the named executives:


                                                                                    Potential Realizable
                                                                                      Value at Assumed
                         Number of      % of Total                                  Annual Rates of Stock
                         Securities      Options                                     Price Appreciation
                         Underlying     Granted to     Exercise                      for Option Term (1)
                          Options       Employees        Price      Expiration      ---------------------
Name                      Granted        in 1995      ($/Share)       Date             5%          10%
----                      -------        -------      ---------     ----------       -----        -----
Stephen A. Van Dyck        39,740       34.52%         $5.625         4/10/04       $123,243     $303,552
Edward R. Sheridan  .      10,365        9.00%         $5.625         4/10/04         32,144       79,173
Gary L. Schaefer  ...      11,440        9.94%         $5.625         4/10/04         35,478       87,384
Francis D. Bailey  ..      26,864       23.33%         $6.00          5/08/04         88,865      218,879
John C. Newcomb  ....       4,267        3.71%         $5.625         4/10/04         13,233       32,593

------
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the price of the Common Stock. The Registrant did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.

AGGREGATED OPTIONS EXERCISES IN 1995 AND 1995 YEAR-END OPTIONS VALUES

   The following table summarizes options exercised during 1995 and presents the value of unexercised options held by the named executives at year-end:

                                                        Number of
                                                       Securities        Value of
                                                       Underlying       Unexercised
                                                       Unexercised     In-the-Money
                                                         Options          Options
                           Shares                      at 12/31/95      at 12/31/95
                          Acquired        Value      Exercisable (E)  Exercisable (E)
                         on Exercise     Realized   Unexercisable(U) Unexercisable(U)
                         -----------     --------   ---------------- ----------------
Name                                                                        $
----
Stephen A. Van Dyck           0             0           189,508 (U)      $253,534 (U)
                                                         56,276 (E)       105,517 (E)
Edward R. Sheridan  .         0             0            53,882 (U)        70,041 (U)
                                                         14,686 (E)        27,536 (E)
Gary L. Schaefer  ...         0             0            37,439 (U)        41,109 (U)
                                                         14,531 (E)         7,750 (E)
Francis D. Bailey  ..         0             0            26,864 (U)         6,716 (U)
John C. Newcomb  ....         0             0            19,057 (U)        25,252 (U)
                                                         10,542 (E)         5,622 (E)

EMPLOYMENT CONTRACTS

   See "Certain Transactions" for a description of employment agreements (which include certain change-in-control and termination of employment arrangements) between the Company and certain of its executive officers.

RETIREMENT PLAN

   The following table sets forth the estimated annual benefits payable upon retirement under the Maritrans Inc. Retirement Plan and Excess Benefit Plan.

                              PENSION PLAN TABLE

     Annual                 Years of Credited Service
 Compensation     15          20          25          30
 ------------    ----        ----        ----        ----
  $100,000      24,000      32,000      40,000      48,000
   125,000      30,000      38,000      46,000      54,000
   150,000      36,000      44,000      52,000      60,000
   175,000      42,000      50,000      58,000      66,000
   200,000      48,000      56,000      64,000      72,000
   225,000      54,000      62,000      70,000      78,000
   250,000      60,000      68,000      76,000      84,000
   275,000      66,000      74,000      82,000      90,000
   300,000      72,000      80,000      88,000      96,000
   325,000      78,000      86,000      94,000     102,000
   350,000      84,000      92,000     100,000     108,000
   375,000      90,000      98,000     106,000     114,000
   400,000      96,000     104,000     112,000     120,000
   425,000     102,000     110,000     118,000     126,000
   450,000     108,000     116,000     124,000     132,000
   475,000     114,000     122,000     130,000     138,000
   500,000     120,000     128,000     136,000     144,000

   The following table sets forth the years of credited service through December 31, 1995, for the Chief Executive Officer and the other named executive officers of Maritrans Inc. or its subsidiaries.

                          YEARS OF CREDITED SERVICE

                                            Years of
                Recipient               Credited Service
                ---------               ----------------
          Stephen A. Van Dyck                21.5
          Edward R. Sheridan                  2.0
          Gary L. Schaefer                   19.0
          Francis D. Bailey                   --
          John C. Newcomb                    20.0


   Each eligible employee who has completed 1,000 hours of service in an eligibility computation period becomes a participant in the Maritrans Inc. Retirement Plan. The Retirement Plan is a noncontributory defined benefit pension plan under which the contributions are actuarially determined each year. Retirement benefits are calculated, for those employees who commenced participation on or after August 14, 1984, as 48% of the average basic monthly compensation reduced by 1/30th for each year of service at retirement which is under 30 years of service, or for those employees who commenced participation before August 14, 1984, the greater of (i) the foregoing benefit or (ii) 38.5% of average basic monthly compensation reduced by 1/15th for each year of service at retirement which is under 15 years of service. Average basic monthly compensation is determined by averaging compensation for the five consecutive plan years that will produce the highest amount.

   Benefits are paid in the form of a joint and survivor annuity for married participants and in the form of a ten-year certain single life annuity for unmarried participants, unless an actuarially equivalent payment option is selected. The preceding table shows estimated annual retirement benefits, payable in the form of a ten-year certain single life annuity, at the normal retirement age of 65 for specified compensation and years of credited service classifications.

   The Internal Revenue Code limits annual benefits that may be paid under tax qualified plans. Benefits under the Retirement Plan which exceed such limitations are payable under the Excess Benefit Plan. The Excess Benefit Plan pays a monthly benefit to the participant equal to the amount by which monthly benefits under the Retirement Plan would exceed the Internal Revenue Code limitations.

   Annual compensation taken into account under the foregoing plans in 1994 for the officers listed in the Summary Compensation Table was $275,600 for Mr. Van Dyck, $160,000 for Mr. Sheridan, $124,098 for Mr. Schaefer, and $125,000 for Mr. Newcomb. Pension amounts are not subject to reduction for Social Security benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 1995, the members of the Compensation Committee were responsible for approving all forms of executive compensation. Dr. Boni and Mr. Lindsay comprised the Compensation Committee until Mr. Lindsay resigned his position as director on May 10, 1995. Dr. Dorman replaced Mr. Lindsay on the committee at that time. Neither of these individuals received compensation as an officer of the Company during fiscal 1995. No officer of the Company presently serves as a member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

I. Compensation Philosophy and Strategy

   Maritrans strives to increase its earnings and to enhance shareholder value by assuring an appropriate return on its assets and equity. Two elements of the business strategy critical to achieving growth in earnings are minimizing the risks and costs of the traditional marine transportation business and offering new, value-added distribution services to customers.

   The business environment in the core business continues to be intensely competitive and subject to many rigid environmental laws and operating regulations. Maritrans believes that navigating the transition from the more traditional commodity barge business to its distribution services vision requires great ingenuity, continuous learning and personal dedication in its key impact employees. Therefore, it is critical that Maritrans' total compensation program attract and retain the caliber of people necessary to generate success for the Company and its shareholders.

   Maritrans' philosophy for its executive compensation programs is to reward the most relevant factors which drive the return to shareholders. Maritrans identifies these factors to be:

   o preservation of the business through safe operations, especially in light of the provisions of the Oil Pollution Act of 1990 and subsequent state oil pollution laws;

   o  achievement of annual financial goals; and

   o  achievement of long-term shareholder value.

   The Compensation Committee of Maritrans Inc.'s Board of Directors (the "Committee") and Maritrans' executives recognize the need to review continuously the Company's executive compensation program to ensure that it:

   o is effective in driving performance to achieve financial and safety goals;

   o  results in increased shareholder value;

   o is cost-efficient while balancing shareholder interests with employee rewards;

   o  is well communicated and understood by program participants;

   o reflects Maritrans' unique, quality-oriented, entrepreneurial, customer-focused orientation; and

   o  is competitive with other similar industry organizations.

   Maritrans regularly consults with compensation and benefit consultants. In 1995, Maritrans engaged an independent compensation and benefits consulting firm to review the executive compensation and benefits program. Reviewed were the program's alignment with business strategy, with comparative peer companies and with the interests of shareholders, customers, communities, management, employees, the physical environment and other stakeholders in Maritrans' success.

II. Program Description

   A. Total Compensation Approach

   Maritrans' compensation strategy is to place a substantial amount of executive total cash compensation at risk in the form of performance-based programs. Therefore, in conjunction with base salary, Maritrans' executives participate in three incentive-based plans: an annual incentive plan, an equity compensation plan and a long-term, stock-related performance unit plan. Maritrans' executives can achieve total compensation levels significantly above peer comparison group levels when annual and long-term performance significantly exceeds established goals and shareholders are rewarded through stock price growth and dividends. Likewise, total executive compensation could fall substantially below average levels when established goals for safe operations, financial achievement and shareholder return are not achieved.

   Peer companies included in the competitive labor market analysis during 1995 are not necessarily the same group as those companies included in the performance graph of Maritrans' total shareholder returns (stock price growth and dividend reinvestment) accompanying this report.

   B. Base Salaries

   Executive base salaries are determined according to job responsibilities, strategic contribution level, market compensation data, performance and experience criteria. Base salary bands are set at appropriate levels to attract high-performing people into a high-risk business. Salary bands are currently set at approximately the median level of published survey data and are reviewed annually, with adjustments based on the labor market analyses. Individual base salaries are also reviewed annually, with adjustments based on performance against objectives.

   In 1995, Mr. Newcomb received a 5.8% increase in base salary, while the other named executives received no base salary increase. Mr. Van Dyck's compensation information is available in the "Summary Compensation Table" and also, Section III, "Chief Executive Officer Compensation."

   C. Annual Incentive Plan

   Based on its review of external surveys and market data for similarly performing companies, during 1995 the Committee maintained the level of executive annual incentive bonus targets as a percentage of base salaries. The Committee also continued to award one-quarter of annual bonus opportunity based on the safety and financial results achieved by each executive's division and three-quarters of annual bonus opportunity based on total-company results.

   The Committee believes that the Plan is designed to relate executive compensation directly to Company performance so that such bonuses will provide a financial reward only for the achievement of substantial business results. Bonuses were awarded to executive officers based upon the recommendation of the Chief Executive Officer and the determination by the Committee that such bonuses were an appropriate reward for the economic and operating performance results achieved by the Company during 1995.

   Safety and oil spill results, where Maritrans' employees could affect the outcome, represent half of the total bonus opportunity. The oil spill associated with the INTERSTATE 138 resulted in the loss of one-third of the safety portion of the bonus for the Eastern operating division and one-third of the safety portion of the bonus for the Company results. The other half of total bonus opportunity is based on achievement of annual financial goals. For the second year, division results were calculated based on gross operating income and company-wide results were based on economic value added
(EVA). EVA is calculated by subtracting from the net operating profits after tax, the cost of capital times the capital employed in the business. The real benefit in using the EVA measure is that its focal point is improving shareholder value by advocating decisions that will lead to a higher market value for a company's shares. In 1995, both the Company's overall financial results and all operating division financial results exceeded the plan established target. On average, the 1995 financial results were 108% of those financial targets. Thus, the level of bonuses for the 1995 fiscal year ranged from 86 percent to 91 percent of total opportunity for executive management, depending on their division's performance.

   D. Long Term Incentives

   As noted previously, the Committee's strategy during 1995 was to make a substantial portion of each executive's total compensation dependent upon the achievement of long-term incentives. Base salaries, annual cash incentives and long-term incentives were held relatively stable. Compensation from these incentive plans is based on increasing shareholder value through stock price and improving the long-term financial results of the Company.

   The Committee believes that stock ownership by executive officers is important as it aligns a portion of each executives' compensation with the economic interest of the stockholders of the Company. The Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the Stock Option Plan, options are issued at a price equal to the fair market value of a share on the date of grant, and the options expire after nine years. The grant of stock options is discretionary; however, it is the Committee's current policy to grant options biannually, absent special circumstances. For the current option position of each executive, refer to the table, "Aggregated Options Exercises in 1995 and 1995 Year-end Options Values." Because the Company and the Committee believe that stock options are a valuable incentive, stock options have been extended to other individuals employed by the Company.

   The Committee also believes that actual and immediate stock ownership is another integral part of promoting the shareholder's economic interest and tying executive compensation directly to the success of the company. Accordingly, all named executives also received restricted stock in 1995. The restricted stock is issued at a price equal to the fair market value of a share on the date the stock is granted. Restrictions lapse if the stock price increases to particular specified levels for twenty consecutive trading days. In the absence of such growth, all restrictions lapse seven years after the stock is awarded. Because the Company and the Committee believe that restricted stock is a valuable incentive, restricted stock has also been awarded to other individuals employed by the Company.

   The Committee also believes that a long-term cash incentive plan is an important portion of an executive's compensation package and, accordingly, all named executives (with the exception of Mr. Bailey, who was hired in 1995) were also participants in the Performance Unit Plan. The objectives of the Plan are to provide a meaningful long-term incentive to senior executives and encourage their continued employment by the Company. The Plan determines the amount of compensation based upon the economic performance of the Company over succeeding three-year periods of time. Because the Company and the Committee believe that the performance units are a valuable incentive, such units have been granted to other individuals employed by the Company. However, no performance units were granted in 1995 because of the grant of restricted stock in 1995 as described above.

   The first three-year peformance unit cycle ended December 31, 1995. The company's average three-year financial performance achieved 60 percent of the goal; therefore, each performance unit was worth $30.

III. Chief Executive Officer Compensation

   The salary, annual bonus, stock options and performance unit awards of the Chief Executive Officer are determined by the Committee in conformance with the policies described above. Mr. Van Dyck was paid a base salary for the fiscal year ending December 31, 1995, of $275,600, the same rate as the prior year and a twelve percent reduction over 1993. The Committee did not initiate an increase in 1995 because it believes that Mr. Van Dyck's salary is consistent with published competitive salary data provided by its consultants. In addition, Mr. Van Dyck's annual bonus opportunity and long-term incentives remained at the same level as the prior year. In all, Mr. Van Dyck's total compensation remains competitive with salaries paid to chief executive officers of comparable companies. The Committee believes its philosophy of placing a substantial portion of an executive's compensation at risk, dependent upon the Company's performance, was achieved.

IV. Internal Revenue Code Considerations

   Payments made during 1995 to the Chief Executive Officer and the other named officers under the plans discussed above (other than the Equity Compensation Plan) were made without regard to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. That section restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid to the chief executive officer and any of the four most highly compensated other officers to $1.0 million except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The stock option plan and stock option grants made on and after April 1, 1993, were approved by shareholders in April 1994, and meet the requirements of Section 162(m). The Committee does not believe that the provisions of Section 162(m) will have any adverse effect on the Company's other incentive plans at the current levels of compensation being paid to the executive officers.

Respectfully submitted,
Compensation Committee
of Maritrans Inc. Board of Directors



Dr. Robert E. Boni                       Dr. Craig E. Dorman
Chairman

TOTAL STOCKHOLDER RETURN GRAPH

   The Securities and Exchange Commission requires that the Company's total return to its stockholders be compared to a relevant market index and a similar industry index for the last five years.

   The following chart shows a five year comparison of cumulative total returns for the Company's Common Stock (including Units of Maritrans Partners L.P. through March 31, 1993) during the five fiscal years ended December 31, 1995 with the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index. The comparison assumes an investment of $100 on December 31, 1990 in each index and the Company's Common Stock and that all dividends and distributions were reinvested.





                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                         FISCAL YEAR ENDING DECEMBER 31



    250 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                             &    |
        |                                                                  |
D   200 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
O       |                                                             +    |
        |                                                                  |
        |                                    +&           &                |
L   150 |------------------------------------------------------------------|
        |              +          &                       +                |
        |                                                             *    |
L       |              &                                                   |
        |                         +                       *                |
        |                                                                  |
A   100 |---*&#------------------------------------------------------------|
        |                                     *                            |
        |                                                                  |
R       |              *                                                   |
        |                         *                                        |
        |                                                                  |
S    50 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
            1990       1991      1992        1993        1994        1995


        * = MARITRANS INC.                       & = DJ EQUITY MARKET INDEX
                       + = DJ MARINE TRANSPORTATION INDEX


                                                                 Five Year Total Return
                                            ----------------------------------------------------------
                                            1990       1991      1992       1993       1994       1995
                                            ----       ----      ----       ----       ----       ----
                      MARITRANS INC.  *     100       66.66     56.72      89.23     119.46     130.03
             DJ EQUITY MARKET INDEX   &     100      132.44    143.83     158.14     159.36     220.51
    DJ MARINE TRANSPORTATION INDEX    +     100      140.51    123.38     158.25     145.28     165.73

                             CERTAIN TRANSACTIONS

EMPLOYMENT AGREEMENTS

   On October 5, 1993, the Company entered into Employment Agreements with Messrs. Van Dyck and Sheridan, to take effect on April 1, 1993, the date on which those individuals were first employed by the Company following the conversion of Maritrans Partners L.P. to corporate form. The terms of the Employment Agreements continue until written notice of termination is given by one of the parties. The contracts provide for base salaries at the annual rate of $312,900 for Mr. Van Dyck and $160,000 for Mr. Sheridan. Base salaries may be adjusted by the Company's Board of Directors pursuant to its normal review policies. The Employment Agreements also provide for the payment of bonuses in accordance with the terms of the Annual Incentive Plan of the Company, and for retirement and other benefits in accordance with the Company's current policies for senior executive officers. A lump sum severance payment equal to 36 months of base salary for Mr. Van Dyck, and 12 months of salary for Mr. Sheridan, plus incentive compensation would be payable if any such officer is terminated without cause. In the event any such officer is terminated for cause, only such compensation as has already been accrued will be paid. In the event of termination of the officer's employment upon a change of control, a payment equal to 2.99 multiplied by the officer's average annual total compensation over the five years preceding the change of control will be paid in a lump sum. Termination of employment upon a change of control is broadly defined to include involuntary terminations as well as constructive terminations. Mr. Van Dyck's Employment Agreement provides for a death benefit equal to 12 months of base salary plus a pro rata portion of any bonus due in addition to any insurance benefits otherwise provided by the Company for its senior executive officers. The Employment Agreement for Mr. Van Dyck also provides for 24 months of base salary plus bonuses in the event of disability, which amounts are reduced by any amounts paid under the Company's Long-Term Disability Plan.

   In connection with the termination in 1995 of two former executive officers of the Company, the Company paid $275,751, in the aggregate, representing accelerated salary, bonus and medical payments under their employment agreements.

SEVERANCE AND NON-COMPETITION AGREEMENTS

   Effective June 1, 1995, the Company entered into Severance and Non-Competition Agreements with Ms. Smallacombe and Messrs. Bailey and McCreary. The terms of these agreements are for two years and are automatically renewed for successive one-year periods unless the Company gives written notice of termination. The agreements provide for the payment to each individual of 12 months of salary if any such individual is terminated without cause. In the event any such individual is terminated for cause, only such compensation as has already been accrued will be paid. In addition, these agreements provide for a payment equal to 1.5 multipled by their total base renumeration in the prior year if any such individual is terminated within two years following a change in control of the Company. In return, each individual promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for a year following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

CHANGE OF CONTROL AGREEMENTS

   In addition to the employment and severance and non-competition agreements discussed above, on October 4, 1993, the Company entered into agreements with Messrs. Newcomb and Schaefer to provide for a payment equal to 1.5 multiplied by their total cash remuneration in the prior year if any such individual is terminated (actually or constructively) within two years following a change in control of the Company.

OTHER

   Robert J. Lichtenstein is a partner in the law firm of Morgan, Lewis & Bockius LLP. The Company retained this firm for various matters during the 1995 fiscal year and expects to do so again during 1996. The Company leases approximately 12,000 square feet from this firm, expiring in 1998, at a rate which it believes is as favorable as available on the open market for comparable space. The amount paid for this lease in 1995 was $277,000.

                             INDEPENDENT AUDITORS

   Ernst & Young LLP, independent auditors, were the Company's auditors for the fiscal year ended December 31, 1995, and are expected to be retained for the fiscal year ending December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

                                OTHER MATTERS

   Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournments or postponements thereof, those persons named as proxies on the enclosed Proxy Form will vote thereon according to their best judgment.

              STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

   Proposals of stockholders proposed to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before December 1, 1996, in order to be considered for inclusion in the proxy material to be issued in connection with such meeting. Proposals should be directed to the attention of the Secretary of the Company.

                           SECTION 16 REQUIREMENTS

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all such reports they file.

   Based solely on written representations of purchases and sales of the Company's Common Stock from certain reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of the Company's Common Stock have been observed in respect of fiscal 1995.

                          ANNUAL REPORT ON FORM 10-K

   A copy of the Company's Annual Report on Form 10-K, including financial statements and schedule, excluding exhibits, for the fiscal year ended December 31, 1995, is available without charge, upon written request, to each stockholder of record on March 12, 1996. Requests should be directed to Mr. Thomas C. Deas, Jr., Vice President, Chief Financial Officer and Treasurer, Maritrans Inc., One Logan Square, 26th Floor, Philadelphia, Pennsylvania 19103.

                                          By order of the Board of Directors


                                          John C. Newcomb
                                          Secretary

Dated: March 29, 1996

MARITRANS INC.                                                      PROXY FORM

                    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 8, 1996.

             The Board of Directors recommends a vote FOR item 1.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of Directors.

The stockholder(s) represented herein appoint(s) Walter T. Bromfield and John
C. Newcomb, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Maritrans Inc. to be held at the offices of Morgan, Lewis & Bockius LLP, One Logan Square, 20th Floor, 18th and Cherry Streets, Philadelphia, Pennsylvania, on May 8, 1996 at 10:00 a.m., and in any adjournment or postponement thereof, as specified in this proxy.

1. ELECTION OF DIRECTORS -- 3 YEAR TERM
   The Nominees are:
   Dr. Craig E. Dorman
   Eric H. Schless

Your vote is important.
Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope. If you attend the meeting, you may revoke your proxy and vote in person.
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Change of Address:
                   ----------------------------------------------------------

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(If you have written in the above space, please mark the "Change of Address"
box on the reverse of this card).



Please mark X in blue or black ink.

1. Election of Directors                      FOR      WITHHELD
   (Dr. Craig E. Dorman)                      [ ]        [ ]
   (Eric H. Schless)

                 [ ] Check if you intend               [ ] Change of Address
                     to attend the meeting in person.


  For all Nominees, except vote
  withheld from the following:     In their discretion,  proxies are entitled to
                                   vote upon such other  matters as may properly
  -----------------------------    come before the meeting,  or any  adjournment
                                   or postponement thereof.
  -----------------------------
         (see Reverse)             --------------------------------------------
                                   Signature                               Date

                                   --------------------------------------------
                                   Signature                               Date

                                   NOTE: Please sign exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, Administrators, Trustee, etc. should so indicate when signing.